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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               -----------------

                                  FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              CURAGEN CORPORATION
                              -------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                    06-133140
----------------------------------------     --------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


        555 LONG WHARF DRIVE, 11TH FLOOR, NEW HAVEN, CONNECTICUT  06511
        ---------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.    [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

                                 NONE

Securities to be registered pursuant to Section 12(g) of the Act:



                    Common Stock, $.01 Par Value Per Share
                    --------------------------------------
                                 (Title of Class)



                           Total Number of Pages: 3


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Item 1.  Description of Registrant's Securities To Be Registered.
         -------------------------------------------------------


         The Registrant incorporates herein by reference the following portions of the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on October 16, 1997 and amended on November 6, 1997, December 16, 1997 and February 17, 1998 as the same may be subsequently amended by amendments to the Registration Statement, and, to the extent applicable, such portions of any prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended:



         Description of Capital Stock

                   --  Common Stock
                   --  Non-Voting Common Stock
                   --  Preferred Stock
                   --  Warrants
                   --  Registration Rights
                   --  Delaware Law and Certain Charter and Bylaw Provisions



Item 2.  Exhibits.
         --------


         The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on October 16, 1997 and amended on November 6, 1997, December 16, 1997 and February 17, 1998 as the same may be subsequently amended by amendments to the Registration Statement:



          (1) Amended and Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on October 16, 1997.

          (2) Certificate of Amendment of Restated Certificate of Incorporation of the Registrant and Certificate of Amendment of Designation, Preferences and Rights of Series E Preferred Stock of the Registrant, filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on December 16, 1997.

          (3)  Amended and Restated Bylaws of the Registrant, filed as Exhibit
               3.4 to the Registration Statement on Form S-1 filed on October 16, 1997.

          (4)  Specimen Certificate representing the Common Stock, filed as
               Exhibit 4.2 to the Registration Statement on Form S-1 filed on October 16, 1997.

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                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              CURAGEN CORPORATION



                              By: /s/ Jonathan M. Rothberg, Ph.D.
                                  ---------------------------------------------
                                  Jonathan M. Rothberg, Ph.D.,
                                  Chief Executive Officer, President and
                                  Chairman of the Board



Dated:  February 18, 1998

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